UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015 (April 30, 2015)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

    On April 30, 2015, CĪON Investment Corporation (“CIC”) entered into a revolving credit facility (the “EWB Credit Facility”) with East West Bank (“EWB”). The EWB Credit Facility provides for borrowings in an aggregate principal amount of up to $40,000,000, subject to compliance with a borrowing base.

    Advances under the EWB Credit Facility bear interest at a floating rate equal to (i) the greater of 3.25% per year or the variable rate of interest per year announced by EWB as its prime rate, plus (ii) a spread of 0.75%. Interest is payable quarterly in arrears. Each advance under the EWB Credit Facility will be due and payable on the earlier of 90 days from the date such advance was made by EWB, or April 29, 2016. CIC may prepay any advance without penalty or premium. CIC will be subject to a non-usage fee of 0.50% per year on the amount, if any, of the aggregate principal amount available under the EWB Credit Facility that has not been borrowed. The non-usage fee, if any, is payable quarterly in arrears. CIC’s obligations to EWB under the EWB Credit Facility are secured by a first priority security interest in certain eligible loans in which CIC has a beneficial interest, as updated from time to time. U.S. Bank National Association has agreed to serve as the collateral custodian under the EWB Credit Facility pursuant to a custody control agreement with CIC and EWB.

    In connection with the EWB Credit Facility, CIC has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The EWB Credit Facility contains events of default customary for similar financing transactions, including, without limitation (a) the failure to make any payment within 10 days of when due and thereafter, within one business day after notice of such default is provided by EWB; (b) the dissolution, insolvency or bankruptcy of CIC; (c) the failure to satisfy the minimum fair market value of the collateral securing the EWB Credit Facility and such failure is not cured within 10 business days; (d) the failure to remain in compliance with the Investment Sub-Advisory Agreement among CIC, CĪON Investment Management, LLC and Apollo Investment Management, L.P., and such failure is not cured within 10 business days; and (e) the failure of CIC to observe any other material term, provision, covenant or condition contained in the agreements comprising the EWB Credit Facility and such failure is not cured within 10 business days after CIC becomes aware of such failure. Upon the occurrence and during the continuation of an event of default, EWB may declare the outstanding advances and all other obligations under the EWB Credit Facility immediately due and payable. During the continuation of an event of default, CIC will pay interest at a default rate.

    The foregoing descriptions of the EWB Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement, dated as of April 30, 2015, by and between CĪON Investment Corporation and East West Bank
10.2	Custody Control Agreement, dated as of April 30, 2015, by and among CĪON Investment Corporation, East West Bank and U.S. Bank National Association

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	May 5, 2015	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement, dated as of April 30, 2015, by and between CĪON Investment Corporation and East West Bank
10.2	Custody Control Agreement, dated as of April 30, 2015, by and among CĪON Investment Corporation, East West Bank and U.S. Bank National Association